Exhibit 10.(e)

                                                                   June 15, 1999


Sharon Partridge
Vice President, Chief Financial Officer,
Secretary and Treasurer
Valley Resources, Inc.
1595 Mendon Road
Cumberland, RI  02864

Dear Ms. Partridge:

     Valley Resources, Inc. (which, together with its subsidiaries, is hereinafter called "the Company") considers it essential to the best interests of its stockholders to foster the continuous employment of key management personnel. The Board of Directors of the Company (the "Board") recognizes that, as is the case with many publicly held corporations, the possibility of a change in control may exist that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders.

     The Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including yourself, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a change in control of the Company.

     In order to induce you to remain in the employ of the Company and in consideration of your agreeing to remain in the employ of the Company subject to the terms and conditions set forth below, this letter agreement (the "Agreement") sets forth the severance benefits which the Company agrees will be provided to you in the event your employment with the Company is

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terminated  subsequent  to a "change in control of the  Company"  (as defined in
Section 2 hereof) under the circumstances described below.

     1. Term of Agreement. This Agreement shall commence on June 15, 1999 and shall continue in effect through December 31, 1999; provided, however, that commencing on January 1, 2000 and each January 1 thereafter, the term of this Agreement shall automatically be extended for one (1) additional year unless, not later than August 31 of the preceding year, the Company shall have given notice that it does not wish to extend this Agreement; and provided further, however, that notwithstanding any such notice by the Company not to extend, if a change in control of the Company shall have occurred during the original or extended term of this Agreement, this Agreement shall continue in effect for a period of twenty-four (24) months from the occurrence of such change in control. Notwithstanding the foregoing, the Company may terminate your employment at any time, whether before or after a change in control, subject to providing such benefits as shall be hereinafter specified.

     2. Change in Control. (i) No benefits shall be payable hereunder unless there shall have been a change in control of the Company, as set forth below, and your employment by the Company shall thereafter have been terminated in accordance with Section 3 below. For purposes of this Agreement, a "change in control of the Company" shall mean a change in control of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (a) any "person" (as such term is used in Sections

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13(d) and 14(d) of the Exchange  Act),  other than a trustee or other  fiduciary holding securities under an employee benefit plan of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; (b) during any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (c) the business or businesses of the Company for which your services are principally performed are disposed of by the Company pursuant to a partial or complete liquidation of the Company, a sale of assets (including stock of a subsidiary) of the Company, or otherwise.

        (ii) For purposes of this Agreement, a "potential change in control of the Company" shall be deemed to have occurred if (A) the Company enters into an agreement, the consummation of which would result in the occurrence of a change in control of the Company, (B) any person publicly announces (including an announcement by the Company) an intention to take actions which if consummated would constitute a change in control of the Company; (C) any person publicly announces (including an announcement by the Company) that it has become the beneficial owner, directly or indirectly, of securities of the Company representing 9.5% or more of the combined voting power of the Company's then outstanding

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             securities;  or (D) the Board  adopts a  resolution  to the  effect that, for purposes of this Agreement, a potential change in control of the Company has occurred. You agree that, subject to the terms and conditions of this Agreement, in the event of a potential change in control of the Company, you will remain in the employ of the Company for a period of six (6) months from the occurrence of such potential change in control of the Company.

     3. Termination Following Change in Control. If any of the events described in Subsection 2(i) hereof constituting a change in control of the Company shall have occurred, you shall be entitled to the benefits provided in Subsection 4
(iii) hereof upon the subsequent termination of your employment during the term of this Agreement unless such termination is (A) because of your death, Retirement or Disability, (B) by the Company for Cause or (C) by you other than for Good Reason.

        (i) Disability; Retirement. If, as a result of your incapacity due to physical or mental illness, you shall have been absent from the full-time performance of your duties with the Company for six (6) consecutive months, your employment may be terminated for "Disability." Termination of your employment based on "Retirement" shall mean termination in accordance with the Company's retirement policy generally applicable to its salaried employees or in accordance with any retirement arrangement established with your consent with respect to you.

        (ii) Cause. Termination by the Company of your employment for "Cause" shall mean termination upon (A) the willful and continued failure by you to substantially perform your duties with the Company (other than any such failure resulting from your incapacity due to physical or mental illness or any such actual or anticipated failure after the occurrence of

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             circumstances  giving  rise to a Notice of  Termination  by you for
             Good Reason) after a written demand for substantial performance is delivered to you by the Board, which demand specifically identifies
             the  manner  in  which  the  Board   believes  that  you  have  not
             substantially performed your duties, or (B) the willful engaging by you in conduct which is demonstrably and materially injurious to
             the  Company,   monetarily  or  otherwise.  For  purposes  of  this
             Subsection, no act, or failure to act, on your part shall be deemed "willful" unless done, or omitted to be done, by you not in good faith and without reasonable belief that your action or omission was in the best interest of the Company. Notwithstanding the foregoing, you shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to you and an opportunity for you, together with your counsel, to be heard before the Board), finding that in the good faith opinion of the Board you were guilty of conduct set forth above in clauses (A) or (B) of the first sentence of this Subsection and specifying the particulars thereof in detail.

        (iii)Good Reason. You shall be entitled to terminate your employment for Good Reason. For purposes of this Agreement, "Good Reason" shall mean, without your express written consent, any of the following:

             (A) the assignment to you of any duties inconsistent with your status as Vice President, Chief Financial Officer, Secretary & Treasurer or a substantial alteration in the nature or status of your responsibilities from those in effect immediately prior to a change in control of the Company;


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             (B)  a  reduction  by the  Company in your annual base salary as in effect on the date of the occurrence of a change in control of the Company or as the same may be increased from time to time
                  except  for   across-the-board   salary  reductions  similarly
                  affecting all executives of the Company and all executives of any person in control of the Company; or the failure of the Company to grant increases in salary in accordance with the Company's regular practices;

             (C) the relocation of the Company's principal executive offices to a location more than twenty-five (25) miles from your present office location or the Company's requiring you to be based anywhere other than the Company's principal executive offices except for required travel on the Company's business to an extent substantially consistent with your present business travel obligations;

             (D) the failure by the Company to continue in effect any compensation plan in which you participate, or any plan adopted prior to the change in control of the Company, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan in connection with the change in control of the Company, or the failure by the Company to continue your participation therein on substantially the same basis, both in terms of the amount of benefits provided and the level of your participation relative to other participants, as existed at the time of the change in control;


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             (E)  the  failure by the  Company to  continue  to provide you with benefits substantially similar to those enjoyed by you under any of the Company's pension, life insurance, medical, health
                  and  accident,   or   disability   plans  in  which  you  were
                  participating at the time of a change in control of the Company, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive you of any material fringe benefit enjoyed by you at the time of the change in control of the Company, or the failure by the Company to provide you with the number of paid vacation days to which you are entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect at the time of the change in control.

             (F) the failure by the Company without your consent to pay to you any portion of your current compensation or to pay to you any installment of deferred compensation at the time such installment is due under any deferred compensation program of the Company;

             (G) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 5 hereof; or

             (H) any purported termination of your employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Subsection (iv) below (and, if applicable, the requirements of Subsection (ii) above); and for purposes of this Agreement, no such purported termination shall be effective.


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             In  addition to your right to  terminate  for Good Reason as stated
             above, and not in substitution therefor, you shall have the option at your discretion to terminate your employment at any time within fifteen (15) months after the later of (a) a change in control of the Company or (b) the expiration of the six (6) months period during which you agree to remain in the employ of the Company under paragraph 2(ii) of this Agreement. Such termination shall be conclusively deemed to be a termination for Good Reason, but shall not affect your right to terminate for Good Reason under any of the provisions of subsection (iii) above.

             Your right to terminate your employment pursuant to this Subsection shall not be affected by your incapacity due to physical or mental illness.

        (iv) Notice of Termination. Any purported termination by the Company or by you shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 6 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated.

        (v) Date of Termination, Etc. "Date of Termination" shall mean (A) if your employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that you have not returned to the full-time performance of your duties during such period) (B) if your employment is terminated pursuant to Subsection
             (ii) or (iii) above or for any other reason (other than Disability), the date specified in the Notice of Termination (which

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             shall  not be less  than  thirty  (30)  days,  and in the case of a termination pursuant to Subsection (iii) above shall not be less than thirty (30) nor more than sixty (60) days, respectively, from the date such Notice of Termination is given); provided that if within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or the time for appeal therefrom having expired and no appeal having been perfected); provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the
             resolution   of   such   dispute   with    reasonable    diligence.
             Notwithstanding the pendency of any such dispute, the Company will continue to pay you your full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, base salary) and continue you as a participant in all compensation, benefit and insurance plans in which you were participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this Subsection. Amounts paid under this Subsection are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement except as otherwise provided in paragraph (C) of Subsection 4 (iii).

     4. Compensation Upon Termination. Following a change in control of the Company, as defined by Subsection 2(i), upon termination of your employment you shall be entitled to the following benefits:


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        (i)  If your employment  shall be terminated by the Company for Cause or by you other than for Good Reason, the Company shall pay you your full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given plus any other amounts to which you are entitled under any compensation plan of the Company, at the time such payments are due, and the Company shall have no further obligations to you under this Agreement.

        (ii) If your employment shall be terminated by the Company or by you for Retirement, or by reason of your death or for Disability, your benefits shall be determined in accordance with the Company's retirement and insurance program then in effect.

        (iii)If your employment by the Company shall be terminated (a) by the Company other than for Cause, Retirement or Disability or (b) by you for Good Reason, then you shall be entitled to the benefits provided below:

             (A) The Company shall pay you your full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, plus any other amounts to which you are entitled under any compensation plan of the Company, at the times such payments are due;

             (B) In lieu of any further salary payments to you for periods subsequent to the Date of Termination, the Company shall pay as a severance payment to you, not later than the fifth day following the Date of Termination, a lump sum severance payment (the "Severance

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                  Payment")  equal  to 2.00  times  your  Covered  Compensation.
                  "Covered Compensation" is your annual salary as determined by your salary rate at the date of the change in control of the Company, plus the cash portion of your Executive Incentive Compensation Plan award for the Plan year in which the change in control of the Company occurs (provided, however, that the case of a termination at your option under the portion of
                  Section 3(iii) giving you an option to terminate at your discretion, your salary rate shall be greater of the rate in effect at the date of change in control of the Company or the rate immediately prior to the issuance of the Notice of Termination);

             (C) For a period after such termination equal to the period actually used in calculating severance pay due to you under
                  Section 4(iii)(B), the Company shall provide you with life, disability, accident and health insurance benefits substantially similar to those which you are receiving immediately prior to the Notice of Termination. Benefits otherwise receivable by you pursuant to this Section 4(iii)
                  (C) shall be reduced to the extent comparable benefits are actually received by you during such period following your termination, and any such benefits actually received by you shall be reported to the Company;

             (D) In addition to the retirement benefits to which you are entitled under the Retirement Plan or any successor plan thereto, the Company shall pay you in one lump sum in cash on the fifth day

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                  following  the  Date  of  Termination,  a  sum  equal  to  the actuarial equivalent of the excess of (x) the retirement pension (determined as a straight life annuity commencing at age 65) which you would have accrued under the terms of the Retirement Plan (without regard to any amendment to the Retirement Plan made subsequent to a change in control of the Company and on or prior to the Date of Termination, which amendment adversely affects in any manner the computation of retirement benefits thereunder), determined as if you were fully vested thereunder and had accumulated (after the Date of Termination) that number of additional months of service credit thereunder equal to the number of months for which severance pay shall be due to you under Section 4 (iii) (B) hereof, at your highest annual rate of compensation during the
                  twelve  (12)  months   immediately   preceding   the  Date  of
                  Termination  (but in no  event  shall  you be  deemed  to have accumulated additional months of service credit after your sixty-fifth (65th) birthday), and (y) the retirement pension (determined as a straight-life annuity commencing at age 65) which you had then accrued pursuant to the provisions of the
                  Retirement   Plan.  For  purposes  of  clause  (x),  the  term
                  "compensation"  shall  include  amounts  payable  pursuant  to
                  Section 4 (iii) (B) hereof. For purposes of this Subsection, "actuarial equivalent" shall be determined using the same methods and

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                  assumptions  utilized  under the Retirement  Plan  immediately prior to the change in control of the Company;

        (iv) (A) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution  by  the  Company  to you  or  for  your  benefit
                  (whether paid or payable of distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 4(iv)) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by you with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then you shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by you of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, you retain an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

             (B) Subject to the provisions of Section 4(iv)(C) below, all determinations required to be made under this Section 4(iv), including whether and when a Gross-Up Payment is required and the

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                  amount of such  Gross-Up  Payment  and the  assumptions  to be utilized in arriving at such determination, shall be made by the Company's independent audit firm (the "Accounting Firm" which shall provide detailed supporting calculations both to the Company and to you within fifteen (15) business days of the receipt of notice from you that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, you shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 4(iv), shall be paid by the Company to you within five (5) days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by you, it shall furnish you with a written opinion that failure to report the Excise Tax on your applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Company and you. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting

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                  Firm hereunder,  it is possible that the Gross-Up Payment made by the Company is less than the payment which should have been
                  made   ("Underpayment"),   consistent  with  the  calculations
                  required to be made hereunder. In the event that the Company exhausts its remedies pursuant to this Section 4(iv) and you are thereafter required to make a payment of any Excise Tax,
                  the  Accounting   Firm  shall  determine  the  amount  of  the
                  Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to you or for your benefit.

             (C) You shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after you are informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. You shall not pay such claim prior to the expiration of the 30-day period following the date on which you give such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies you in writing prior to the expiration of such period that it desires to contest such claim, you shall:


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                  (1)  give the Company any information  reasonably requested by the Company relating to such claim,

                  (2) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                  (3) cooperate with the Company in good faith in order to effectively contest such claim, and

                  (4) permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold you harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this
                       Section 4(iv), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct you to pay

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                       the tax claimed and sue for a refund or contest the claim
                       in any permissible manner, and you agree to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs you to pay such claim and sue for a refund, the Company shall
                       advance  the  amount  of  such   payment  to  you  on  an
                       interest-free basis, and shall indemnify and hold you harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for your taxable year with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder, and you shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

             (D) If, after your receipt of an amount advanced by the Company pursuant to this Section 4(iv), you become entitled to receive any refund with respect to such claim, you shall (subject to the

                  Company's complying with the requirements of this Section 4(iv)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after your receipt of an amount advanced by the Company pursuant to this Section 4(iv), a determination is made that you shall not be entitled to any refund with respect to such claim and the Company does not notify you in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

        (v) The Company shall also pay to you all legal fees and expenses incurred by you as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such right of benefit provided by this Agreement).

        (vi) You shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 4 be reduced by any compensation earned by you as the result of employment by another employer except as expressly provided herein.

        (vii)In addition to all other amounts payable to you under this Section 4, you shall be entitled to receive all benefits payable to you under the Retirement Plan and any other plan or agreement relating to retirement benefits.

     5. Successors; Binding Agreement. (i) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle you to compensation from the Company in the same amount and on the same terms as you would be entitled hereunder if you terminate your employment for Good Reason following a change in control of the Company, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

        (ii) This Agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, assigns, heirs, distributees, devisees and legatees. If you should die while any amount would still be payable to you hereunder if you had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisees, legatees, or other designee or if there is no such designee, to your estate.

        (iii)This Agreement supersedes your prior change in control agreement, which was effective January 1, 1999.

     6. Notice. For the purposes of this Agreement, notices and all other communications shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

     7. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Rhode Island. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections.

     8. Validity. The invalidity or unenforceability or any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     9. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     10. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Providence, Rhode Island, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that you shall be entitled to seek specific performance of your right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

     If this letter sets forth our agreement on the subject matter hereof, kindly sign and return to the Company the enclosed copy of this letter which will then constitute our agreement on this subject.

                                  Sincerely,
                                  VALLEY RESOURCES, INC.


                                  By s/Alfred P. Degen
                                     -------------------------------------------
                                      Name:  Alfred P. Degen
                                     Title:  President & Chief Executive Officer


Agreed to this 27th day
               ----
of August, 1999
   ------


s/S. Partridge
------------------------------
Sharon Partridge